================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       ALEXANDER HAAGEN PROPERTIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       ALEXANDER HAAGEN PROPERTIES, INC.
                            3500 SEPULVEDA BOULEVARD
                       MANHATTAN BEACH, CALIFORNIA 90266

                            ________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1997


     The Annual Meeting of Stockholders of Alexander Haagen Properties, Inc. (the "Company") will be held at The Radisson Hotel, Suite 236, 1400 Parkview Avenue, Manhattan Beach, California, on Thursday, May 15, 1997, at 4:00 p.m., for the purposes of (1) electing three directors to serve until the 2000 annual meeting of stockholders and until their successors are elected and have qualified, (2) approving the Amended and Restated 1993 Stock Option and Incentive Plan, as amended by the First and Second Amendments thereto, and (3) transacting such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     In order to ensure your representation at the Annual Meeting, you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. If you attend the Annual Meeting and vote your shares in person or file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

     All stockholders are cordially invited to attend the Annual Meeting.

                              By Order of the Board of Directors,

                              /s/ Steven Jaffe

                              STEVEN JAFFE
                              Secretary


Manhattan Beach, California
April 14, 1997

                       ALEXANDER HAAGEN PROPERTIES, INC.
                           ________________________

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 1997

     This Proxy Statement is furnished to stockholders of Alexander Haagen Properties, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, May 15, 1997 at 4:00 p.m. Such proxies will be used for the following purposes: (1) electing three directors to serve until the 1999 annual meeting of stockholders; (2) approving the Amended and Restated 1993 Stock Option and Incentive Plan, as amended by the First and Second Amendments thereto; and (3) transacting such other business as may properly come before the Annual Meeting. The approximate date on which this Proxy Statement and accompanying form of proxy will first be sent to the Company's stockholders is April 14, 1997.

     This solicitation is made on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax or personal interview. The Company has retained the services of Corporate Investor Communications, Inc., for a fee estimated at $3,000 plus out-of-pocket expenses, to assist in the solicitation of proxies. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

     Holders of record of common stock, par value $.01 per share (the "Common Stock"), of the Company as of the close of business on March 31, 1997 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding Common Stock constitutes the only class of securities of the Company entitled to vote at the Annual Meeting, and each share of Common Stock entitles the holder thereof to one vote. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise. At the close of business on March 31, 1997, there were 12,024,522 shares of Common Stock issued and outstanding.

     Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Annual Meeting for the nominees named below for election as Directors. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a majority of the shares cast at the Annual Meeting, providing that a quorum is present. All other proposals to come before the Annual Meeting require the approval of a majority of the votes cast regarding the proposal. Therefore, as to any particular proposal, including the election of directors, abstentions will have the same effect as a vote against that proposal and broker non-votes will not be counted as votes for or against the proposal, and will not be included in counting the number of votes necessary for approval of the proposal.

     The principal executive offices of the Company are located at 3500 Sepulveda Boulevard, Manhattan Beach, California 90266. The Company's telephone number is (310) 546-4520.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently comprised of ten members divided into three classes serving staggered terms of three years each. Pursuant to the Company's Charter and Bylaws, the term of office of one class of directors expires each year and at each annual meeting the successors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and have qualified. The current terms of three directors expire in 1997, three expire in 1998 and three expire in 1999.

     In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the three nominees designated below, all of whom are currently directors of the Company, to serve until the 2000 annual meeting of stockholders and until their respective successors shall have been elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors.

     Under the Company's Bylaws, nominations of persons for election to the Board, other than those made by or at the direction of the Board, may be made at the Annual Meeting only if pursuant to a timely notice delivered or mailed to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the Company's principal executive offices not more than 90, nor less than 60 days prior to the Annual Meeting or the tenth day following the day on which public disclosure of the Annual Meeting date was made, whichever is later. A notice of nomination must set forth certain information as required under the Company's Bylaws.

                       NOMINEES FOR ELECTION AS DIRECTOR

NAME                       AGE      PRESENT POSITION WITH THE COMPANY   DIRECTOR SINCE
----                       ---      ---------------------------------   --------------
Alexander Haagen, Sr.       77      Chief Executive Officer,                 1993
                                    President, Chairman of the
                                    Board and Director

James Hankla                57      Director                                 1996

Fred L. Riedman             66      Director                                 1994

     ALEXANDER HAAGEN, SR. has served as Chief Executive Officer, President and Chairman of the Board of the Company since its formation in September 1993. Mr. Haagen has served as Chairman of the Board and Chief Executive Officer of The Alexander Haagen Company, Inc. since 1963. He is also the Chief Executive Officer, President and Chairman of the Board of Haagen Property Management, Inc., a property management company which provides services to the Company. Mr. Haagen served as a member of the board of directors of the California Museum of Science and Industry from 1983 to 1995 and was a Commissioner of the Los Angeles Memorial Coliseum Commission from 1985 to 1988.

     JAMES HANKLA has served as a Director of the Company since his appointment on October 7, 1996. Mr. Hankla has served as Long Beach city manager since 1987. Mr. Hankla served as chief administrative officer of Los Angeles County from 1985 to 1987 and as chief of the Los Angeles County Community Development Commission from 1982 to 1985. Mr. Hankla serves on the Boards of the Western Governmental Research Association, the Los Angeles County Economic Development Corporation, the Western Region Boy Scouts of America, the National Eagle Scout Association, and the Boys' and Girls' Club Foundation. Mr.

Hankla is a member and past president of the National Council for Urban Economic Development, a member of the Urban Land Institute, a member of the National Association of Review Appraisers and Mortgage Underwriters, and a member of Lambda Alpha, an honorary real estate society.

     FRED L. RIEDMAN has served as a Director of the Company since February, 1994. Mr. Riedman has been a partner with the law firm of Riedman, Dalessi & Dybens for more than the last five years. Mr. Riedman is a trustee and member of the Executive Committee of the California Museum Foundation. Mr. Riedman has also served on the Board of Directors of the Aquarium of the Pacific at Long Beach, California since 1995.


                        DIRECTORS CONTINUING IN OFFICE

                                                DIRECTOR        TERM
NAME                                   AGE        SINCE        EXPIRES
----                                   ---      --------       -------
R. Bruce Andrews.................       56         1994          1998
Tom Bradley......................       79         1994          1999
Fred W. Bruning..................       46         1993          1999
Warren D. Fix....................       58         1994          1998
Alexander Haagen, III............       54         1993          1998
Warner Heineman..................       74         1994          1999

     R. BRUCE ANDREWS has served as a Director of the Company since February 1994. Mr. Andrews has been the President and Chief Executive Officer of Nationwide Health Properties, a REIT specializing in health care properties, since September 1989. He served as Chief Financial Officer, Chief Operating Officer and a Director of American Medical International, Inc., an operator of health care facilities, from 1970 to 1986. Mr. Andrews is director of ARV Assisted Living Inc.

     TOM BRADLEY has served as a Director of the Company since February 1994. Mr. Bradley served as Mayor of the City of Los Angeles from 1972 to 1992 and is presently of counsel to the law firm of Brobeck, Phleger & Harrison.

     FRED W. BRUNING has served as Senior Vice President Major Tenant Leasing and Development, since the formation of the Company in September 1993. He also serves as Senior Vice President of Haagen Property Management, Inc. Mr. Bruning served as Chief of Staff of The Alexander Haagen Company, Inc. from 1985 to 1993. Prior to that time, Mr. Bruning was Vice President of Development for Price Development Company, a developer of regional and community shopping centers in the western United States, from 1984 to 1985. Mr. Bruning served as Vice President of Development for the Torrance Company from 1983 to 1984 and as Territorial Real Estate Director for Sears Roebuck & Co. from 1980 to 1983. Mr. Bruning is a member of the California Bar Association, the International Council of Shopping Centers and Lambda Alpha, an honorary real estate society.

     WARREN D. FIX has served as a Director of the Company since February 1994. Mr. Fix currently serves as Executive Vice President, Chief Financial Officer and a Director of Candlewood Hotel Company, Inc. From 1992 to 1995, Mr. Fix was a partner with The Contrarian Group, a private investment and management company. Mr. Fix was the President/Chief Operating Officer of The Pacific Company, a real estate company, from 1989 to 1992 and Senior Vice President/Chief Financial Officer of The Irvine Company from 1964 to 1989. Mr. Fix is a member of American and California Societies of Certified Public Accountants, the Financial Executives Institute and the Urban Land Institute.

     ALEXANDER HAAGEN III has served as Vice Chairman of the Company since its formation in September 1993. He also serves as Vice Chairman of Haagen Property Management, Inc. Mr. Haagen was a Vice President and director of The Alexander Haagen Company, Inc. from 1963 where he was primarily responsible for architecture, construction and property management functions. Mr. Haagen served on the Lake Tahoe Regional Planning Agency from 1983 to 1988, and the San Jacinto Winter Park and Tram Commission from 1990 to 1992, and has served on the Advisory Board of the Gene Autry Western Heritage Museum since 1991. Mr. Haagen is the son of Alexander Haagen, Sr. and Charlotte Haagen.

     WARNER HEINEMAN has served as a Director of the Company since February, 1994. Mr. Heineman has been a Senior Advisor, 1st Business Bank, Los Angeles since 1992. Mr. Heineman served as Senior Vice President of Bank of Los Angeles from 1989 to 1992, as Senior Vice President of City National Bank from 1981 to 1988, and as Vice Chairman and a director of Union Bank, Los Angeles from 1943 to 1981. Mr. Heineman is a Trustee of Southwestern University School of Law, a member of the Board of Advisors of the University of California Los Angeles Medical Center and a member of the Board of Visitors of the University of California Los Angeles School of Medicine.

BOARD MEETINGS; COMMITTEES AND COMPENSATION

     Prior to February 9, 1994, the Board of Directors consisted of four persons: Messrs. Haagen, Sr., Haagen III, and Bruning and Seymour Kreshek. Upon recommendation of the Board of Directors, on December 9, 1993 the stockholders of the Company approved the Amended and Restated Charter of the Company which, among other things, increased the size of the Board to nine members divided into three equal classes. As of February 9, 1994, the vacancies resulting from the increased size of the Board were filled by Messrs. Andrews, Bradley, Fix, Heineman and Riedman (the "Independent Directors"). On August 12, 1996, the size of the Board was increased to ten members, and on October 7, 1996, Mr. Hankla (another "Independent Director") was appointed to fill the resulting vacancy. In February, 1997, Mr. Kreshek, who had served as Senior Vice President--Chief Financial Officer, Treasurer and Director of the Company, resigned.

     Any transactions between the Company and its affiliates, including the predecessor affiliate partnerships which transferred properties to the Company as part of its formation in December 1993, require the approval of the Independent Directors. See "Certain Relationships and Related Transactions." Certain other significant actions of the Company, including transactions involving a change of control of the Company, amendments to the Company's Charter or Bylaws or the issuance of securities or rights with certain special voting or other rights, require the approval of a minimum of one more than a majority of all directors.

     The Board of Directors met five times during the year ended December 31, 1996. The Board of Directors has an Audit Committee, an Executive Committee and a Compensation Committee. There is no standing Nominating Committee.

     Audit Committee. The Audit Committee consists of three Independent Directors. Messrs. Fix (Chairman), Andrews and Heineman are the current members of the Audit Committee. The Audit Committee was established to make recommendations concerning the engagement of independent auditors, review with independent auditors the plans and results of the audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees, and to review the adequacy of the Company's internal accounting controls. The Audit Committee was created in February 1994 and held two meetings in 1996.

     Executive Committee. Messrs. Andrews (Chairman), Haagen, Sr., Bruning and Heineman currently serve on the Executive Committee. Subject to the Company's conflict of interest policies and certain other limitations, the Executive Committee has been granted the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Executive Committee was created in February 1994 and did not meet separately in 1996.

     Compensation Committee. Prior to February 25, 1994, the Compensation Committee consisted of Alexander Haagen, Sr., Seymour Kreshek and Alexander Haagen III. On February 25, 1994, such persons resigned and were replaced by Messrs. Heineman (Chairman), Bradley and Riedman. On February 27, 1997, R. Bruce Andrews was appointed to replace Mr. Bradley on the Compensation Committee. The Compensation Committee determines compensation for the Company's executive officers and administers grants of stock options pursuant to the Amended and Restated 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Alexander Haagen Properties, Inc., Alexander Haagen Properties Operating Partnership, L.P. and Haagen Property Management, Inc. (the "Restated Plan"). The Compensation Committee held one meeting in 1996.

     The Company pays Independent Directors an annual fee of $12,000 plus a fee of $1,000 for attendance at each meeting of the Board of Directors, but not for committee meetings. Each Independent Director is also reimbursed for expenses incurred in attending meetings (including committee meetings). Officers of the Company who are directors are not paid any director fees. Pursuant to the Restated Plan, upon initial election to the Board of Directors, each Independent Director of the Company receives an initial grant of options to purchase 3,000 shares of Common Stock having an exercise price equal to the fair market value on the date of grant, and on each January 1st during the term of the Restated Plan, each then serving Independent Director automatically receives a grant of options to purchase 1,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant. Subject to stockholder approval, on February 27, 1997, each then current Independent Director received 1,000 shares of restricted stock having a purchase price of $.01 per share.


                                PROPOSAL NO. 2

                                  APPROVAL OF

           AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN,

               AS AMENDED BY FIRST AND SECOND AMENDMENTS THERETO


     On September 21, 1993, the Company's Board of Directors adopted The 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Alexander Haagen Properties, Inc., Alexander Haagen Properties Operating Partnership, L.P. and Haagen Property Management, Inc. (the "1993 Plan"). The 1993 Plan was amended on August 14, 1995, subject to stockholder approval, and was amended and restated on February 28, 1996, subject to stockholder approval, in the form of the Restated Plan. The Restated Plan was approved by stockholders on May 24, 1996. The Restated Plan was amended on November 19, 1996 in the form of the First Amendment to the Restated Plan (the "First Amendment") and the Restated Plan was amended on February 27, 1997, subject to stockholder approval, in the form of the Second Amendment to the Restated Plan (the "Second Amendment"). The First and Second Amendments are summarized below. The summary of the Restated Plan below, which incorporates the changes made pursuant to the First and Second Amendments, is qualified by reference to the Restated Plan itself. The summary of the First Amendment below is qualified by reference to the First Amendment itself. The summary of the Second Amendment below is qualified in its entirety by reference to the Second Amendment itself, which appears as Exhibit "A" to this proxy statement. Copies of the Second Amendment will be available at the Annual Meeting and can also be obtained by making a written request to the Company's Secretary.

     The Board recommends the approval of the Restated Plan, as amended by the First and Second Amendments thereto. If the Restated Plan, as so amended, is not approved by stockholders, the Restated Plan, as amended by the First Amendment, shall continue in effect as it existed immediately prior to the Second Amendment.


REASONS FOR ADOPTION OF THE SECOND AMENDMENT

     The Compensation Committee has determined that it is advisable to provide non-employee directors of the Company (for the purposes of this Proposal 2, "Independent Directors") with additional incentive and to retain the services of the Independent Directors by offering them additional opportunity to own stock in the Company. The Compensation Committee has also determined that it is advisable to continue to provide stock-based compensation to key employees and directors, thereby providing such employees and directors with additional incentive to further the growth, development and financial success of the Company and to enable the Company, Alexander Haagen Properties Operating Partnership, L.P. (the "Operating Partnership"), Haagen Property Management, Inc. ("HPMI") and their respective subsidiaries to obtain and retain the services of such key employees and directors. Accordingly, on February 27, 1997, the Compensation Committee, subject to stockholder approval, amended the Restated Plan (i) to increase the number of shares subject to the Restated Plan by 500,000 shares, (ii) to provide each Independent Director 1,000 shares of restricted stock which vest in three installments on February 27, 1998, February 27, 1999 and February 27, 2000, subject to continued service as a member of the Board of Directors and (iii) to provide that the Board in its sole and absolute discretion may grant restricted stock to Independent Directors and may determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the Restated Plan. Therefore, the Board recommends that the Restated Plan, as amended by the First and Second Amendments thereto, be approved.

DESCRIPTION OF THE SECOND AMENDMENT TO THE RESTATED PLAN

     Subject to shareholder approval, the Second Amendment to the Restated Plan
(i) increases the number of shares subject to the Restated Plan by 500,000, (ii) provides each Independent Director 1,000 shares of restricted stock as of February 27, 1997 which vest in three installments on February 27, 1998, February 27, 1999 and February 27, 2000, subject to continued service as a member of the Board of Directors, and (iii) provides that the Board in its sole and absolute discretion may grant restricted stock awards to Independent Directors and may determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the Restated Plan.

     Pursuant to the Second Amendment to the Restated Plan, restricted stock may be sold to Independent Directors at various prices (but not below par value unless otherwise permitted by applicable state law); provided, however, that the purchase price of each share of restricted stock awarded to Independent Directors on February 27, 1997 is $.01 per share. Restricted stock may be made subject to such restrictions as may be determined by the Board; provided, however, that each share of restricted stock awarded to Independent Directors on February 27, 1997 (including any shares received by holders thereof with respect to such shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the following restrictions until such restrictions lapse: Neither the restricted stock nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the restricted stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, subject to the Ownership Limit (i.e., the limit set forth in the Company's Amended and Restated Charter which
 ---
provides that no person may own more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding Common Stock (as defined in the Company's Amended and Restated Charter) of the Company), such restrictions shall not prevent transfers by will or by the applicable laws of descent and distribution. Such restrictions on each share of restricted stock awarded to an Independent Director on February 27, 1997 (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall lapse in the following cumulative installments, provided that the Independent Director has not had a Termination of Directorship prior to the relevant vesting date:
(i) with respect to 333 of such shares on February 27, 1998, (ii) with respect to 333 of such shares on February 27, 1999, and (iii) with respect to 334 of such shares on February 27, 2000. Restricted Stock may not be sold or encumbered until restrictions are terminated, expire or lapse with respect to the restricted stock to be sold or encumbered.

DESCRIPTION OF THE FIRST AMENDMENT TO THE RESTATED PLAN

     The First Amendment to the Restated Plan amended the provisions of the Restated Plan regarding the composition of the committee that administers the Restated Plan to provide that such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 of the Securities Exchange Act of 1934 ("Rule 16b-3") and an "outside director" for purposes of Section 162(m) of the Code. The First Amendment also revised the provisions regarding the transfer of shares upon the exercise of an option by an employee of HPMI, the Operating Partnership or their respective subsidiaries, or by an HPMI Director and the Company's contributions to the Operating Partnership with respect to the exercise of options (such provisions are described below under the heading "Exercise of Options"). In addition, the First Amendment revised certain timing requirements with respect to the payment of the exercise price or withholding taxes with Common Stock issuable upon the exercise of an option so that such requirements do not apply to awards granted on or after November 19, 1996; such requirements are no longer required pursuant to Rule 16b-3.

DESCRIPTION OF THE AMENDED AND RESTATED 1993 OPTION AND INCENTIVE PLAN

     The Restated Plan consists of three plans: (i) one for the benefit of the key employees of the Company and its subsidiaries; (ii) one for the benefit of Independent Directors and (iii) one for the benefit of key employees of the Operating Partnership and its subsidiaries, the key employees of HPMI and its subsidiaries and the directors of HPMI ("HPMI Directors").

     The principal purposes of the Restated Plan are to provide incentives for officers, key employees and directors of the Company, the Operating Partnership and HPMI and their respective subsidiaries through granting of options and restricted stock thereby providing them with incentive to further the Company's development and financial success, and to enable the Company, HPMI and the Operating Partnership to obtain and retain the services of directors and key employees considered essential to the long range success of the Company.

     Under the Restated Plan prior to the Second Amendment, not more than 850,000 shares of Common Stock (initially shares of the Company's common stock, par value $.01 per share, as presently constituted) are authorized for issuance upon exercise of options or as restricted stock awards. The Second Amendment, if approved by stockholders, would increase the number of shares so authorized by 500,000, bringing the total number of shares so authorized to 1,350,000. Furthermore, the maximum number of shares which may be subject to options granted under the Restated Plan to any individual in any three-year period cannot exceed 270,000 (the "Award Limit"). As of December 31, 1996, 245,396 shares remained available for future awards under the Restated Plan. As of December 31, 1996, a total of 604,268 shares were subject to outstanding stock options held by approximately 113 officers, directors, and key employees, of which 297,449 were exercisable. As of December 31, 1996, 336 shares were exercised. Such options are currently outstanding under the Restated Plan.

                               NEW PLAN BENEFITS

                                                               Amended and Restated 1993
                                                               Option and Incentive Plan
                                                               -------------------------
Name and Position                          Dollar Value ($) (a)                         Number of Units(#)
-----------------                          -------------------                          -----------------
ALEXANDER HAAGEN, SR.(b)                              -                                           -
Chairman, Chief Executive Officer
and President

ALEXANDER HAAGEN III (b)                              -                                           -
Vice Chairman

FRED W. BRUNING (b)                                   -                                           -
Senior Vice President--Major Tenant
Leasing and Development

STUART J.S. GULLAND (b)                               -                                           -
Senior Vice President -- Chief
Financial Officer and Treasurer

STEVEN M. JAFFE (b)                                   -                                           -
Senior Vice President
and General Counsel

CHARLOTTE HAAGEN (b)                                  -                                           -
Vice President

SEYMOUR KRESHEK (b)(c)                                -                                           -
Former Senior Vice President -- Chief
Financial Officer and Treasurer

Executive Group (b)                                   -                                           -

Non-Executive Director (b)                            -                                        83,000 (d)
 Group

Non-Executive Officer (b)                             -                                           -
 Employee Group

_________________________

(a) The dollar value of the benefits is not determinable and depends on the fair market value of the Company's Common Stock on the date of exercise of the option or vesting of the restricted stock as compared to the fair market value of the Company's Common Stock on the date of grant.

(b) Except with respect to the Non-Executive Director Group, the benefits or amounts to be received under the Restated Plan by such individual or group are not determinable. The benefits or amounts to be received by the Non-Executive Director Group are determinable only to the extent the Restated Plan provides for automatic grants to such individuals; such individuals may also receive discretionary grants of restricted stock, the benefits or amounts of which are not determinable.

(c) Mr. Kreshek resigned from the Company effective February 28, 1997.

(d) Options for 15,000 shares (3,000 per Independent Director) having an exercise price of $18 per share were granted on February 9, 1994, at which time the fair market value of the Common Stock was less than $18 per share. Options for 1,000 shares (200 per Independent Director) having an exercise price of $15.875 per share were granted on January 1, 1995, at which time the fair market value of the Common Stock was $15.875 per share. Options for 50,000 shares (10,000 per Independent Director) having an exercise price of $11.625 per share were granted on August 14, 1995, at which time the fair market value of the Common Stock was $11.625 per share. Options for 5,000 shares (1,000 per Independent Director) having an exercise price of $12.25 per share were granted on January 1, 1996, at which time the fair market value of the Common Stock, for purposes of the Restated Plan, was $12.25 per share. Options for 6,000 shares (1,000 per Independent Director) having an exercise price of $14.75 per share were granted to Independent Directors on January 1, 1997, at which time the fair market value of the Common Stock, for purposes of the Restated Plan, was $14.75 per share. Subject to stockholder approval, 6,000 shares (1,000 per Independent Director) of restricted stock having a purchase price of $.01 per share were granted to Independent Directors on February 27, 1997 at which time the fair market value of the Common Stock, for purposes of the Restated Plan was $15.50.

     The options and shares of restricted stock received by each of the following individuals and groups of individuals under the Restated Plan since its adoption are as follows:

          (1) Each of the following Named Executive Officers have received aggregate options for 82,500 shares: Mr. Alexander Haagen, Sr., Chairman, Chief Executive Officer and President; Mr. Alexander Haagen III, Vice Chairman; Seymour Kreshek, Former Senior Vice President-Chief Financial Officer and Treasurer(a); Fred W. Bruning, Senior Vice President-Major Tenant Leasing and Development; Edward Krasnove, Former Senior Vice President, General Counsel and Secretary(b); Charlotte Haagen, Vice President; and Stuart J.S. Gulland Senior Vice President-Chief Financial Officer and Treasurer. In addition, Alexander Haagen, Sr. received 30,000 shares of restricted stock; Alexander Haagen III received 20,000 shares of restricted stock; Fred
          W. Bruning received 5,000 shares of restricted stock; Charlotte Haagen received 10,000 shares of restricted stock; and Stuart J.S. Gulland received 5,000 shares of restricted stock;

          (2) Steven M. Jaffe, Senior Vice President, General Counsel and Secretary, has received options for 29,430 shares and 5,000 shares of restricted stock;

          (3) all current executive officers as a group have received aggregate options for 441,930 shares;

          (4) all current directors who are not officers as a group have received aggregate options for 83,000 and 6,000 shares of restricted stock;

          (5) all employees other than executive officers have received aggregate options for 57,972 shares.

_______________

(a) Mr. Kreshek resigned from the Company effective February 28, 1997, and his options, if not exercised, will expire 90 days thereafter.

(b) Mr. Krasnove resigned from the Company and HPMI effective April 5, 1996 to return to private practice, and his options have expired.

     On May 5, 1995, options for 20,000 shares were granted to non-officer employees (such options are included in the options set forth in item (5) above). On August 14, 1995, options for 192,500 shares were granted to seven officers of the Company (such options are included in the options set forth in items (1) and (3) above) and options previously granted to non-officer employees on December 30, 1994 were repriced. No options were granted in 1996. On April 3, 1997, the closing price of a share of the Company's Common Stock on the American Stock Exchange was $14.125.

     The shares available under the Restated Plan upon exercise of stock options, and for issuance as restricted stock, may be either previously unissued shares or treasury shares, and may be equity securities of the Company other than Common Stock, excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Initially, such Common Stock shall be shares of the Company's common stock, par value $.01 per share. Subject to certain limitations, the Restated Plan provides for appropriate adjustments in the number and kind of shares issuable under the Restated Plan, under the Award Limit and subject to outstanding grants under the Restated Plan, and to the exercise price of options, in the event that the Compensation Committee (or the Board, in the case of awards granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's discretion (or in the case of awards granted to Independent Directors, the Board's discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan or with respect to an option or restricted stock award.

     Subject to the Restated Plan's limit on the maximum number of shares which may be issued under the Plan, the following shares shall continue to be, or shall again become, available for issuance under the Restated Plan: (i) any shares which were subject to the unexercised portion of a stock option that expires or is cancelled; (ii) any shares of restricted stock that are forfeited by the grantee or repurchased by the Company; (iii) shares of Common Stock which are delivered to or withheld by the Company upon the exercise of any option, in payment of the exercise price thereof, and (iv) any shares subject to options which are adjusted pursuant to certain corporate transactions or events and become exercisable with respect to shares of stock of another corporation; provided, however, that no shares shall again be available for issuance if such action would cause an option intended to be an incentive stock option under
Section 422 of the Code to fail to so qualify.

ADMINISTRATION

     As amended by the First Amendment, the Restated Plan is administered by the Compensation Committee, or another committee or a subcommittee of the Board assuming the functions of the Compensation Committee under the Restated Plan, (any such committee administering the Restated Plan is hereinafter referred to as the "Committee") consisting solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code.

     The Committee is authorized to select from among the eligible employees and HPMI Directors the individuals to whom options and restricted stock are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the Restated Plan.

     Subject to stockholder approval, pursuant to the Second Amendment, the Board is authorized to select from the Independent Directors the individuals to whom restricted stock is to be granted and to determine the number of shares to be subject to such awards and the terms and conditions thereof, consistent with the Restated Plan.

     The Committee is also authorized to interpret the Restated Plan and the options and restricted stock thereunder, to adopt such rules for the administration, interpretation and application of the Restated Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall conduct the general administration of the Restated Plan with respect to awards granted to Independent Directors. In addition, the Board, in its absolute discretion, may at any time exercise any and all rights or duties of the Committee under the Restated Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole and absolute discretion of the Committee.

     Members of the Committee will receive such compensation for their services as may be determined by the Board. All expenses and liabilities that the members of the Committee incur in connection with the administration of the Restated Plan will be borne by the Company.

ELIGIBILITY TO RECEIVE OPTIONS AND RESTRICTED STOCK

     Subject to the Award Limit and the Ownership Limit, HPMI Directors are eligible to receive options and officers and other employees of the Company, HPMI, the Operating Partnership or any of their respective subsidiaries who are determined by the Committee to be key employees are eligible to receive options and restricted stock grants under the Restated Plan. If the Property Management Agreement between the Operating Partnership and HPMI, or any successor agreement thereto, is terminated, HPMI Directors and employees of HPMI will no longer be eligible to receive awards under the Restated Plan. Subject to the Award Limit and the Ownership Limit, each Independent Director of the Company shall be eligible to be granted options as described below. Subject to stockholder approval, pursuant to the Second Amendment subject to the Award Limit and the Ownership Limit, each Independent Director of the Company shall be eligible to be awarded restricted stock and each Independent Director as of February 27, 1997 shall receive 1,000 shares of restricted stock.

     The approximate number of individuals in each class eligible to participate in the Restated Plan is as follows: (i) seven officers and other employees of the Company and its subsidiaries (except the Operating Partnership and HPMI);
(ii) 107 officers and other employees of HPMI and its subsidiaries; (iii) 5 HPMI Directors; (iv) zero officers and other employees of the Operating Partnership and its subsidiaries (except HPMI); and (v) six Independent Directors.

     More than one option may be granted to a key employee or HPMI Director, but the options granted may not exceed the Award Limit or the Ownership Limit and the restricted stock granted may not exceed the Ownership Limit. Subject to stockholder approval, pursuant to the Second Amendment, more than one award of restricted stock may be granted to an Independent Director but such awards may not exceed the Ownership Limit.

AWARDS UNDER THE RESTATED PLAN

Awards to Employees and HPMI Directors

     The Restated Plan provides that, subject to the Award Limit and the Ownership Limit, the Committee may grant or issue stock options or restricted stock, or any combination thereof, to any eligible employee whom the Committee determines is a key employee and may grant options to any HPMI Director. Each grant or issuance will be set forth in a separate agreement between the person receiving the award and the Company and will indicate the type, terms and conditions of the award, as determined by the Committee consistent with the Restated Plan.

     Options granted to employees of the Company may be either nonqualified stock options ("NQSOs") or incentive stock options ("ISOs"). Any option granted to any employee of HPMI or its subsidiaries, any HPMI Director or any employee of the Operating Partnership or its subsidiaries shall be a NQSO.

     NQSOs will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value unless otherwise permitted by applicable state law (if state law permits, the exercise price may be zero)). NQSOs may be granted for any term specified by the Committee.

     The exercise price per share of Common Stock subject to options intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code shall not be less than 100% of the fair market value of a share of Common Stock on the date the Option is granted.

     ISOs will be designed to comply with the applicable provisions of the Code and will be subject to restrictions contained in the Code but may be subsequently modified to disqualify them from treatment as an ISO. The exercise price of an ISO shall equal at least 100% of fair market value of Common Stock on the grant date; provided, however, in the case of an ISO granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of the Company's stock (or the stock of any subsidiary or any parent corporation of the Company), the price per share must be at least 110% of the fair market value of such share on the date the option is granted. The term of ISOs shall not be more than ten years from the date granted, or five years from such date if the ISO is granted to an individual then owning more than 10% of the total combined voting power described in the preceding sentence.

     Options usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. Unless the Committee otherwise provides, no option held by an employee or HPMI Director subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16") may be exercised during the first six months and one day after such option is granted. The Committee may accelerate the time at which options granted to employees and HPMI Directors become exercisable.

     Each option granted with an exercise price equal to or greater than fair market value on the date of grant is intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, unless the Committee determines that an option shall not so qualify.

     Restricted stock may be sold to eligible employees (but not to HPMI Directors) at various prices (but not below par value unless otherwise permitted by applicable state law (if state law permits, the exercise price may be zero)). Restricted stock may be made subject to such restrictions as may be determined by the Committee. Unless the Committee otherwise provides, no share of restricted stock granted to a person subject to Section 16 shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the restricted stock was issued. Restricted stock, typically, may be repurchased by the Company immediately upon a restricted stockholder's termination of employment at the original purchase price if the conditions or restrictions are not then met. In addition, unless provided otherwise by the Committee, if no consideration was paid by the restricted stockholder upon issuance, a restricted stockholder's rights in unvested restricted stock shall lapse upon termination of employment. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Unless otherwise provided by the Committee, purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse, subject to the restrictions in his or her restricted stock agreement, except that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions applicable to the restricted stock.

Awards to Independent Directors

     Independent Directors receive options pursuant to the formula provisions of the Restated Plan. All options granted to Independent Directors are NQSOs. Subject to the Award Limit and the Ownership Limit, when a person is initially elected to the Board and is then an Independent Director, he or she automatically receives an option to purchase 3,000 shares of Common Stock (subject to adjustments as described above) on the date of his or her election to the Board. During the term of the Restated Plan, each Independent Director automatically receives, on January 1 of each year, an option to purchase 1,000 shares of Common Stock (subject to adjustments as described above). In addition, on August 14, 1995 each then current Independent Director received an option to purchase 10,000 shares of Common Stock (subject to adjustment as described above). Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an option grant provided to Independent Directors upon their initial election to the Board, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, annual option grants and, if such a member was an Independent Director on August 14, 1995, such member received on such date options issued to Independent Directors on such date.

     The exercise price of options granted to Independent Directors equals 100% of the fair market value of a share of Common Stock on the date the option is granted, except that the price of each option granted to the Independent Directors upon their election to the Board shortly after the initial public offering of the Common Stock was $18.00 per share.

     The term of options granted to Independent Directors is ten years from the date the option is granted and options granted to Independent Directors become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of option grant, without variation or acceleration except as described below with respect to certain corporate transactions.

     Pursuant to the Second Amendment, restricted stock may be sold to Independent Directors at various prices (but not below par value unless otherwise permitted by applicable state law (if state law permits, the exercise price may be zero)); provided, however, that the purchase price of each share of restricted stock awarded to an Independent Director on February 27, 1997 shall be $.01 per share. Restricted stock may be made subject to such restrictions as may be determined by the Board; provided, however that each share of restricted stock awarded to Independent Directors on February 27, 1997 (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the following restrictions until such restrictions lapse:
Neither the restricted stock nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the restricted stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, subject to the Ownership Limit, such restrictions shall not prevent transfers by will or by the applicable laws of descent and distribution. Such restrictions on each share of restricted stock awarded to Independent Directors on February 27, 1997 (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall lapse in the following cumulative installments provided that the Independent Director has not had a Termination of Directorship prior to the relevant vesting date: (i) with respect to 333 of such shares on February 27, 1998, (ii) with respect to 333 of such shares on February 27, 1999, and (iii) with respect to 334 of such shares on February 27, 2000. Unless the Board otherwise provides, no share of restricted stock granted to an Independent Director shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the restricted stock was issued. Restricted stock, typically, may be repurchased by the Company immediately upon a restricted stockholder's termination of employment at the original purchase price if the conditions or restrictions are not then met. In addition, unless provided otherwise by the Board, if no consideration was paid by the Independent Director upon issuance, a restricted stockholder's rights in unvested restricted stock shall lapse upon termination of employment. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Unless otherwise provided by the Board, purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse, subject to the restrictions in his or her restricted stock agreement, except that in the discretion of the Board, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions applicable to the restricted stock.

CONSIDERATION

     Except as the Committee (or the Board in the case of awards to Independent Directors) may otherwise provide, in consideration of the granting of a stock option or restricted stock, the employee, HPMI Director or Independent Director must agree in the written award agreement to remain in the employ of, or to continue as a director for, the Company, HPMI, or the Operating Partnership, or a subsidiary thereof, for at least one year (or such shorter period as may be fixed in the agreement or by actions of the Committee or the Board following the grant) after the award is granted (or until the next annual meeting of the stockholders of the Company, in the case of an Independent Director or HPMI Director).

EXERCISE OF OPTIONS

     Options may be exercised only on the first business day of every month. An option is not exercisable if, in the sole and absolute discretion of the Committee, the exercise of such option would likely result in any of the following: (i) the optionee's ownership of Common Stock in violation of the Ownership Limit; (ii) income to the Company that could impair the Company's status as a real estate investment trust, within the meaning of Sections 856 through 860 of the Code; or (iii) a transfer, at any one time, of more than .1% (measured in value or in number of shares, whichever is more restrictive) of the Company's total Common Equity Stock (as defined in the Company's Amended and Restated Charter) from the Company to the Operating Partnership pursuant to the provisions of the Restated Plan regarding the transfer of shares to employees of HPMI and the Operating Partnership and to HPMI Directors. In addition, optionees have no rights under the Restated Plan to acquire Common Stock which would otherwise be prohibited under the Company's Amended and Restated Charter.

     To the extent that the aggregate fair market value of stock with respect to which ISOs are first exercisable during any calendar year (and all other incentive stock option plans of the Company, any subsidiary and any parent corporation) exceeds $100,000, such options shall be treated as NQSOs. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For this purpose, the fair market value of the stock shall be determined as of the time the option with respect to such stock is granted.

     Options may be exercised by compliance with certain prescribed procedures. The option price must be paid in cash unless the Committee (or the Board, in the case of options granted to Independent Directors) in its discretion allows payment through delivery of shares of Common Stock with a fair market value on the date of delivery equal to the aggregate option price or (subject to certain timing requirements if the option was granted prior to November 19, 1996) through the surrender of shares issuable upon exercise of the option. In addition, in the case of options granted to employees, the Committee may allow a delay in payment for up to thirty days or through the delivery of other property or by a combination of these methods. The Committee may make loans to employees in connection with the exercise or receipt of options or the issuance of restricted stock.

     The Committee (or the Board, in the case of options granted to Independent Directors) may, as a condition of the exercise of any option, require that the optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulations. The Committee or Board may also take whatever action it deems appropriate to effect such compliance.

     Upon the exercise of an option by an employee of HPMI, the Operating Partnership or their respective subsidiaries, or by an HPMI Director, the Company will transfer to such optionees only a number of shares with an aggregate fair market value equal to the exercise price paid by the optionee. Pursuant to the First Amendment, the Company will sell to the Operating Partnership the remainder of shares subject to the portion of the option being exercised. If the optionee at issue is an employee of the Operating Partnership or its subsidiaries, the Operating Partnership shall transfer such shares to the optionee at no additional cost, as additional compensation. If the optionee at issue is an employee of HPMI or its subsidiaries or is an HPMI Director, the Operating Partnership shall transfer such shares to HPMI, and HPMI shall transfer such shares to the optionee at no additional cost, as additional compensation. The value of any options, restricted stock and other benefits provided by the Operating Partnership to HPMI under the Restated Plan are deemed to constitute an additional management fee to HPMI from the Operating Partnership under the Property Management Agreement between the Operating Partnership and HPMI equal to the value of such options, restricted stock and other benefits.

     Pursuant to the First Amendment, as soon as practicable after receipt by the Company of certain payments with respect to the exercise of an option, the Company may contribute to the Operating Partnership an amount of cash equal to such payment and the Operating Partnership shall issue an additional General Partnership Interest (i.e. an ownership interest in the Operating Partnership
                      ---
that is a general partnership interest and includes any and all benefits to which the holder of such an interest may be entitled as provided in the Agreement of Limited Partnership of Alexander Haagen Properties Operating Partnership, L.P., together with all obligations of such holder to comply with the terms and provisions of such agreement) to the Company on the terms set forth in the Partnership Agreement.

     No option granted to any Independent Director may be exercised to any extent by anyone after the first to occur of the following events: (i) ten years from the date of option grant, or (ii) three months from the date of termination of directorship (for any reason other than death or disability), or (iii) one year from the date of such Independent Director's death or disability. The Committee shall provide, in the terms of each individual option granted to an employee or HPMI Director, when such option expires and becomes unexercisable and, except as limited by the Code and the regulations and rulings thereunder with respect to ISOs, the Committee may expand the term of any option granted to an employee or HPMI Director.

ACCELERATION AND TERMINATION UPON CORPORATE EVENTS AND TRANSACTIONS

     In the event of any corporate transaction or other event described above with respect to the adjustment provisions of the Restated Plan or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of awards granted to Independent Directors) may take any one or more of the following actions whenever the Committee (or the Board, in the case of awards granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan or with respect to any option, or restricted stock, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

          (i) Provide for either the purchase of any such option or restricted stock for an amount of cash equal to the amount that could have been attained upon the exercise of such option or award or realization of the optionee's rights had such option or award been currently exercisable or the replacement of such option or award with other rights or property selected by the Committee (or the Board, in the case of awards granted to Independent Directors) in its sole discretion;

          (ii) Provide that the option or restricted stock cannot vest or be exercised after such event;

          (iii) Provide that for a specified period of time prior to such transaction or event, such option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the provisions of the Restated Plan or such option regarding the exercisability of the option;

          (iv) Provide that upon such event, such option or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

          (v) Make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding options, and in the number and kind of outstanding restricted stock and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding options and restricted stock and options and restricted stock which may be granted in the future.

          (vi) Provide that for a period prior to such event, the restrictions imposed upon some or all shares of restricted stock terminate, and that some or all shares of such restricted stock cease to be subject to repurchase or forfeiture after such transaction or event.

     None of the foregoing discretionary terms of the Restated Plan, however, are permitted with respect to options and restricted stock granted to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a "Change in Control" or a "Corporate Transaction" (each defined below), to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in item (iii) above, each option granted to an Independent Director shall be exercisable as to all shares covered thereby upon such Change in Control or during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in the Restated Plan or options regarding the vesting schedule of such options. In the event of a "Corporate Transaction," to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in item (ii) above, no option granted to an Independent Director may be exercised following such Corporate Transaction; provided, however, that such termination shall not occur if, in connection with the Corporate Transaction, such option is either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

     For purposes of the Restated Plan, "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:
(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon the Restated Plan and all options are assumed by the successor entity; (ii) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (i), above; or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger. For purposes of the Restated Plan, "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions: (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept or (b) there is a change in the composition of the Board over a period of thirty-six consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time such election or nomination was approved by the Board.

          With respect to ISOs and options intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment or action described above or in any other provision of the Restated Plan shall be authorized to the extent that such adjustment or action would cause the Restated

Plan to violate Section 422(b)(1) of the Code or would cause such option to fail to so qualify under Section 162(m). Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of awards granted to Independent Directors) determines that the option or restricted stock is not to comply with such exemptive conditions.

MISCELLANEOUS PROVISIONS

     For purposes of the Restated Plan, if Common Stock is traded on an exchange, the fair market value of a share of the Common Stock as of a given date will be the closing price of a share of Common Stock on the principal exchange on which such shares are then trading, or as reported on any composite index which includes such principal exchange, on such date, or, if the shares are not traded on such date, then on the next preceding trading date on which a trade occurred. The Restated Plan provides for alternative definitions of fair market value of Common Stock in the event that the Common Stock ceases to be traded on an exchange.

     No option or restricted stock granted under the Restated Plan may be assigned or transferred by the grantee, except by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order," although the shares underlying restricted stock may be transferred if all applicable restrictions have lapsed. During the lifetime of the optionee, the option may be exercised only by the optionee unless such option has been disposed of pursuant to a "qualified domestic relations order." No option or interest or right therein or part thereof will be liable for the debts, contracts or engagements of the optionee or the optionee's successors in interest or will be subject to disposition by transfer, alienation, pledge, encumbrance, assignment or any other means, whether voluntary, involuntary or by operation of law.

     Optionees will not be, nor have any of the rights or privileges of, a stockholder of the Company as to shares covered by the option until such shares are issued by the Company and delivered to such optionees.

     Restricted Stock and shares acquired through the exercise of an option shall be subject to the restrictions on ownership and transfer set forth in the Company's Amended and Restated Charter. The Committee (or the Board, in the case of awards to Independent Directors), in its discretion, may impose such restrictions on the transferability of shares purchasable upon exercise of an option as it deems appropriate. Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares. The Committee may require the employee to give prompt notice of any disposition of shares of Common Stock, acquired by exercise of an ISO, within two years from the date of granting such option or one year after the transfer of such shares to such employee.

     The Company requires participants to discharge withholding tax obligations in connection with the exercise of any option granted under the Restated Plan, or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Committee to disapprove such use and certain other conditions.

AMENDMENT AND TERMINATION

     Generally, the Restated Plan can be amended, modified, suspended or terminated by the Board or the Committee. Without approval of the Company's stockholders given within twelve months before or after the action by the Committee or the Board, however, no action of the Committee or the Board may increase the limits imposed on the maximum number of shares which may be issued under the Restated Plan or modify the Award Limit (except for adjustments as described above), and no action of the Committee or the Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. In addition, except as permitted by the applicable exemptive conditions of Rule 16b-3, the provisions of the Restated Plan relating to the formula option grants to Independent Directors, including the amount, price and timing thereof, may not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act, as amended, or the respective rules thereunder, and such amendments must be adopted by action of the Board. Amendments to the Restated Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No termination date is specified for the Restated Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material U.S. federal income tax consequences to U.S. participants in the Restated Plan, and is intended for general information only. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality. Depending on the interaction of Section 83(a) of the Code with the provisions of Rule 16b-3 which apply to the Restated Plan at the time of the grant of options and restricted stock, the tax consequences to persons subject to Section 16 of the Exchange Act may be different from the general consequences described below.

     Section 162(m). Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total annual compensation for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "qualified performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the performance-based exception if the awards are made by a qualifying compensation committee under a plan that has been approved by the Company's stockholders, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Restricted stock granted under the Restated Plan will not qualify as "qualified performance-based compensation" for purposes of Section 162(m) unless such restricted stock vests upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company. Thus, the Company expects that restricted stock granted under the Restated Plan will not constitute "qualified performance-based compensation" for purposes of Section 162(m).

     It is the practice of the Committee to attempt to have all compensation treated as tax-deductible compensation wherever, in the judgment of the Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation is paid. Accordingly, the Board of Directors is asking stockholders to approve the Restated Plan in compliance with requirements of Section

162(m). In general, the Company intends to comply with other requirements of the performance-based compensation exclusion under Section 162(m) with respect to option grants, including option pricing requirements and requirements governing the administration of the Restated Plan, so that, upon stockholder approval of the Restated Plan, the deductibility of compensation paid to top executives pursuant to options issued thereunder is not expected to be disallowed.

     Nonqualified Stock Options. For federal income tax purposes, the recipient of NQSOs granted under the Restated Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will realize ordinary income, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. Subject to the deductibility limits of Section 162(m), upon exercise of a NQSO by an employee of the Company or a Company Subsidiary or by an Independent Director, the Company will be entitled to a deduction in an amount equal to such difference. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

     The tax consequence resulting from the exercise of a NQSO through delivery of already-owned Company shares are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent value of shares is acquired, the optionee will recognize no gain and the employee's basis in the stock acquired upon such exercise is equal to the employee's basis in the surrendered shares, that any additional shares acquired upon such exercise are compensation to the employee taxable under the rules described above and that the employee's basis in any such additional shares is their then-fair market value.

     Incentive Stock Options. There is no taxable income to an optionee when an ISO is granted to him or when that option is exercised; provided, however, that upon exercise the optionee's alternative minimum taxable income will generally include an amount equal to the difference between the option exercise price and the fair market value at the time of exercise. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and, subject to the deductibility limits of Section 162(m), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee's termination of employment, other than by reason of death or disability, will be taxed as a NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. Subject to the deductibility limits of Section 162(m), the Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     The tax consequences resulting from the exercise of an ISO through delivery of already-owned shares of Common stock are not completely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally the employee will recognize no income upon such stock-for-stock exercise, that, to the extent an equivalent number of shares is acquired, the employee's basis in the shares acquired upon such exercise is equal to the employee's basis in the surrendered shares increased by any compensation income recognized by the employee, that the employee's basis in any additional shares acquired upon such exercise is zero and that any sale or other disposition of the acquired shares within the one- or two-year period described above will be viewed first as a disposition of the shares with the lowest basis.

     Restricted Stock. An employee or Independent Director to whom restricted stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the grantee will realize ordinary income and, subject to the deductibility limits of Section 162(m), the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. Grantees of restricted stock may not make an election under Section 83(b) of the Code.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve the Restated Plan, as amended by the First and Second Amendments thereto. Your Board of Directors recommends a vote FOR approval of the Restated Plan, as amended by the First and Second Amendments thereto.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of December 31, 1996 regarding beneficial ownership of the Common Stock of the Company by (1) each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock, (2) each director of the Company, (3) the Chief Executive Officer and other executive officers of the Company, and (4) the Company's executive officers and directors as a group.

                                                             SHARES BENEFICIALLY OWNED
                                                  ----------------------------------------------
                                                     AMOUNT AND NATURE OF             PERCENT OF
NAME OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(A)(B)           CLASS(C)
------------------------                          -------------------------           ----------
Merrill Lynch & Co., Inc.
  World Financial Center, North Tower
  250 Vesey Street, New York, NY 10281                  1,645,225(d)(l)                   12.2%

Prudential Insurance Company of America
  Prudential Plaza
  Newark, New Jersey 07102-3777                         1,139,094(n)                       9.5%

Alex Brown Investment Management
  1345 East Baltimore Street
  Baltimore, MD 21202                                   1,063,600(e)                       8.8%

Fidelity Management & Research Company
  82 Devonshire
  Boston, MA  02110                                       792,400(f)                       6.6%

Morgan Stanley Group, Inc.
1585 Broadway
New York, NY 10036                                        670,600(o)                       5.6%

BEA Associates
  153 East 53rd Street
  One Citicorp Center, New York, NY 10022                 677,415(g)(m)                    5.6%

Alexander Haagen, Sr.                                   1,676,233(b)(h)                   12.2%

Charlotte Haagen                                        1,653,323(b)(h)                   12.1%

Alexander Haagen III                                      221,500(b)(h)                    1.8%

Fred W. Bruning                                           310,458(b)(h)                    2.5%

Stuart J.S. Gulland                                        20,625(i)                         *

Steven M. Jaffe                                               807(j)                         *

Seymour Kreshek                                           583,729(b)(h)                    4.6%

R. Bruce Andrews                                           12,050(k)                         *

Tom Bradley                                                 5,050(k)                         *

Warren D. Fix                                               9,050(k)                         *

James Hankla                                                    0                            *

Warner Heineman                                            14,050(k)                         *

Fred L. Riedman                                             7,050(k)                         *

All Directors and Executive                             4,528,919(b)(h)(i)(j) (k)         27.4%
Officers as a group (12 persons)
-----------------------

* Less than 1%
(a) For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of shares of Common Stock listed in this table have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(b) Includes shares of Common Stock issuable upon exchange of partnership units ("OP Units") in Alexander Haagen Properties Operating Partnership, L.P. which are exchangeable within 60 days. As of December 31, 1996, the number of OP Units owned by the executive officers of the Company was as follows:
    Alexander Haagen, Sr.--1,419,642, Alexander Haagen III--140,664, Charlotte Haagen--1,419,642, Seymour Kreshek--416,993, and Fred W. Bruning--262,333.

(c) Based on 12,024,378 shares of Common Stock outstanding as of December 31, 1996.

(d) The Schedule 13G filed by the stockholder indicates shared investment and dispositive power with respect to all shares.

(e) Although the stockholder has not filed a Schedule 13G, the Company believes that the stockholder owns the number of shares indicated and has sole voting and dispositive power with respect to a majority of such shares.

(f) The Schedule 13G filed by the stockholder indicates sole voting power with respect to 31,400 shares and sole dispositive power with respect to all 792,400 shares.

(g) The Schedule 13G filed by the stockholder indicates shared investment power and sole dispositive power with respect to all shares.

(h) Includes options to purchase 48,125 shares of Common Stock which are exercisable within 60 days, but does not include options to purchase 34,375 shares of Common Stock outstanding as of December 31, 1996 which are not exercisable within 60 days.

(i) Includes options to purchase 20,625 shares which are exercisable within 60 days, but does not include options to purchase 61,875 shares of Common Stock outstanding as of December 31, 1996 which are not exercisable within 60 days.

(j) Includes options to purchase 807 shares of Common Stock which are exercisable within 60 days, but does not include options to purchase 1,123 shares of Common Stock which are not exercisable within 60 days.

(k) Includes options to purchase 4,050 shares of Common Stock which are exercisable within 60 days. Does not include options to purchase 10,150 shares of Common Stock which are not exercisable within 60 days.

(l) Includes shares that the holder has the right to acquire through the exchange of 7 1/4% exchangeable subordinated debentures due in 2003.

(m) Includes shares that the holder has the right to acquire through the exchange of 7 1/2% convertible subordinated debentures due in 2001.

(n) The Schedule 13G filed by the stockholder indicates 1,139,094 shares beneficially owned, and voting and dispositive power with respect to 944,650 shares.

(o) The Schedule 13G filed by the stockholder indicates shared voting power with respect to 126,200 shares and shared dispositive power with respect to all 670,600 shares.

                              EXECUTIVE OFFICERS

  The following table sets forth the names, ages and positions of each of the Company's executive officers.


       NAME                AGE                   POSITION
       ----                ---                   --------

Alexander Haagen, Sr.       77        Chairman of the Board, Chief Executive
                                      Officer and President

Alexander Haagen III        54        Vice Chairman and Director

Fred W. Bruning             46        Senior Vice President--Major Tenant Leasing
                                      and Development and Director

Stuart J.S. Gulland         35        Senior Vice President, Chief Financial
                                      Officer and Treasurer

Steven Jaffe                35        Senior Vice President, General Counsel and
                                      Secretary

Charlotte Haagen            81        Vice President

  In addition to Mr. Haagen, Sr., Mr. Bruning and Mr. Haagen III, whose biographies appear above, the following persons are executive officers of the
Company:

  STUART J.S. GULLAND, Senior Vice President, Chief Financial Officer and Treasurer, joined the Company in April 1995. He also serves as Senior Vice President, Chief Financial Officer and Treasurer of Haagen Property Management, Inc. Previously, Mr. Gulland specialized in serving real estate investment trusts with Deloitte and Touche's Real Estate Services Group and was instrumental in assisting Alexander Haagen Properties in the structuring, formation and completion of its initial public offering in December 1993. Mr. Gulland is a Certified Public Accountant and a Chartered Accountant and is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and the Institute of Chartered Accountants in England and Wales. Mr. Gulland is a graduate of the University of Cambridge, England, from which he holds a Master of Arts degree in Law.

  STEVEN M. JAFFE, Senior Vice President, General Counsel, and Secretary of the Company, has been with the Company since September 1993. He also serves as Senior Vice President, General Counsel, and Secretary of Haagen Property Management, Inc. Mr. Jaffe has served as counsel for The Alexander Haagen Company since 1990. Prior to his employment with The Alexander Haagen Company, Mr. Jaffe was an associate with the Los Angeles law firm of Pircher, Nichols and Meeks. Mr. Jaffe is a graduate of the University of California at Berkeley and Hastings College of the Law.

  CHARLOTTE HAAGEN has served as Vice President of the Company since September 1993. She also presently serves as the Vice President of Haagen Property Management, Inc. Mrs. Haagen has been Vice President -Leasing of The Alexander Haagen Company, Inc. since 1963, and was responsible for heading up its leasing activities. Mrs. Haagen is the wife of Alexander Haagen Sr. and the mother of Alexander Haagen III.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation awarded to, earned by or paid during the fiscal years ended December 31, 1994, 1995 and 1996 to the Company's Chief Executive Officer and to the six other executive officers of the Company for the fiscal year ended December 31, 1996 (the "Named Executive Officers").

                                                                                         LONG TERM
                                                     ANNUAL COMPENSATION                COMPENSATION
                                                     --------------------               ------------
                                                                                         SECURITIES
             NAME AND                                                                    UNDERLYING          ALL OTHER
        PRINCIPAL POSITION                  YEAR (A)      SALARY($)      BONUS($)      OPTIONS (#)(A)       COMPENSATION
        ------------------                  -------       --------       --------      --------------       ------------
ALEXANDER HAAGEN, SR.
Chairman, Chief Executive Officer            1996         24,800(b)(c)         0(d)             0                  0
 and President                               1995         24,600               0           27,500                  0
                                             1994         24,000               0                0                  0

ALEXANDER HAAGEN III
Vice Chairman                                1996         24,800(b)(e)         0(d)             0                  0
                                             1995         24,600               0           27,500                  0
                                             1994         24,000               0                0                  0

FRED W. BRUNING
Senior Vice President--Major                 1996        339,700         108,900(b)             0                  0
 Tenant Leasing and Development              1995        211,600         141,100           27,500                  0
                                             1994        204,800          15,200                0                  0

STUART J.S. GULLAND
Senior Vice President--Chief                 1996        138,000          50,000(b)             0                  0
 Financial Officer and Treasurer             1995        100,000               0           82,500                  0
                                             1994         N/A              N/A                N/A                N/A

STEVEN M. JAFFE
Senior Vice President, General               1996        171,657               0                0                  0
 Counsel and Secretary                       1995        141,301               0            1,293                  0
                                             1994        133,784               0              637                  0

CHARLOTTE HAAGEN
Vice President                               1996         24,800(b)            0                0                  0
                                             1995         24,600               0           27,500                  0
                                             1994         24,600               0                0                  0

SEYMOUR KRESHEK(f)
Former Senior Vice                           1996         24,800(d)            0                0                  0
 President--Chief Financial Officer          1995         24,600               0           27,500                  0
 and Treasurer                               1994         24,000               0                0                  0

----------------

(a) Represents options to purchase Common Stock granted under the Restated Plan. The options vest over a four-year period and are exercisable in cumulative 25% installments commencing one year from the date of grant at $11.625 to $18.00 per share. See "-- Aggregated Option Exercises and Fiscal Year-End Option Value Table."

(b) See "Employment and Change-in-Control Agreements."

(c) Mr. Haagen, Sr.'s salary has been raised to $200,000 a year effective July 1, 1997.

(d) The Company does not contemplate awarding cash bonuses to such executive officers during the initial term of their employment contracts with the Company, and any change to this policy will be subject to approval by the Independent Directors.

(e) Mr. Haagen III's salary has been raised to $100,000 a year effective July 1, 1997.

(f) Mr. Kreshek resigned from the Company and HPMI effective February 28, 1997.

OPTION GRANTS

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
-----------------------------------------------------------------------------------------   ANNUAL RATES OF       ALTERNATIVE
                                                   PERCENT OF                                 STOCK PRICE           TO AND
                                                     TOTAL                                  APPRECIATION FOR       GRANT DATE
                                    NUMBER OF    OPTIONS/SARS                                  OPTION TERM           VALUE
                                   SECURITIES     GRANTED TO                                ---------------------------------
                                   UNDERLYING    EMPLOYEES IN     EXERCISE OF                                      GRANT DATE
                                   OPTION/SARS    FISCAL YEAR     BASE PRICE   EXPIRATION                           PRESENT
        NAME                       GRANTED (#)       (a)           ($/SH)         DATE         5%($)      10%($)     VALUE $
        ----                       -----------   ------------     ----------   ----------      -----      ------   ----------
ALEXANDER HAAGEN, SR.........            0           N/A             N/A           N/A          N/A        N/A         N/A
Chairman, Chief Executive
 Officer and President

ALEXANDER HAAGEN III.........            0           N/A             N/A           N/A          N/A        N/A         N/A
Vice Chairman

FRED W. BRUNING..............            0           N/A             N/A           N/A          N/A        N/A         N/A
Senior Vice President--Major
 Tenant Leasing and
 Development

STUART J.S. GULLAND..........            0           N/A             N/A           N/A          N/A        N/A         N/A
Senior Vice President-Chief
 Financial Officer and
 Treasurer

STEVEN M. JAFFE..............            0           N/A             N/A           N/A          N/A        N/A         N/A
Senior Vice President and
 General Counsel

CHARLOTTE HAAGEN.............            0           N/A             N/A           N/A          N/A        N/A         N/A
Vice President

SEYMOUR KRESHEK (B)..........            0           N/A             N/A           N/A          N/A        N/A         N/A
Former Senior Vice
 President--Chief Financial
 Officer and Treasurer

----------------------------------------
(a)  No options were granted to employees in 1996.
(b)  Mr. Kreshek resigned from the Company effective as of February 28, 1997.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides information related to the exercise of stock options during the year ended December 31, 1996 by each of the Named Executive Officers and the 1996 fiscal year-end value of unexercised options.

                                                                      NUMBER OF        VALUE OF UNEXERCISED
                                                                     UNEXERCISED           IN-THE-MONEY
                                                                  OPTIONS AT FY-END      OPTIONS AT FY-END
                           SHARES ACQUIRED                           EXERCISABLE/          EXERCISABLE/
     NAME                   ON EXERCISE(#)   VALUE REALIZED($)     UNEXERCISABLE(#)      UNEXERCISABLE($)
     ----                  ----------------  -----------------    ------------------   --------------------
Alexander Haagen, Sr.              0                 0               48,125/34,375         $21,484/$64,453

Alexander Haagen III               0                 0               48,125/34,375         $21,484/$64,453

Fred W. Bruning                    0                 0               48,125/34,375         $21,484/$64,453

Stuart J.S. Gulland                0                 0               20,625/61,875         $21,484/$64,453

Steven M. Jaffe                    0                 0                   807/1,123         $  2,502/$3,450

Charlotte Haagen                   0                 0               48,125/34,375         $21,484/$64,453

Seymour Kreshek (a)                0                 0               48,125/34,375         $21,484/$64,453

------------------
(a) Mr. Kreshek resigned from the Company effective as of February 28, 1997, and his options, if unexercised, will expire 90 days thereafter.

EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     Each of Alexander Haagen, Sr., Alexander Haagen III and Charlotte Haagen have entered into employment agreements with the Company providing for their continued employment until December 1997 and limiting them in competing, directly or indirectly, with the Company during the term of such employment and for one year after termination of employment. None of these individuals intends, or will be permitted, to engage while serving as an officer or director of the Company (and for one year thereafter, as applicable) in the acquisition, development or management of commercial real estate (other than certain specified properties) except through the Company. Each of Alexander Haagen, Sr., Alexander Haagen III and Charlotte Haagen is currently paid a salary at the annual rate of $24,800, which under the terms of their employment contracts, may be increased by the Board of Directors. The Board of Directors has increased Alexander Haagen, Sr.'s salary to $200,000 and Alexander Haagen III's salary to $100,000, each effective as of July 1, 1997. The Company does not contemplate awarding cash bonuses to these executive officers during the period of the employment agreements and any change to this policy will be subject to the approval of the Independent Directors.

     Fred W. Bruning has entered into an employment agreement with the Company providing for his continued employment until December 1995 as Senior Vice President--Major Tenant Leasing and Development. Mr. Bruning's employment agreement was amended to provide for continued employment until December, 1997. Mr. Bruning's employment agreement prohibits him from competing, directly or indirectly, with the Company during the term of such employment. Mr. Bruning does not intend, and will not be permitted, to engage while he is an officer or director of the Company, as applicable, in the acquisition, development or management of commercial real estate (other than certain specified properties) except through the Company. During the term of such contract, compensation will be paid to Fred W. Bruning at the annual rate of $300,000 or should the Board of Directors increase such salary, at the then present salary. Mr. Bruning's employment contract also provides for an incentive bonus based upon the success of leasing at the properties in the Company's portfolio. Such incentive bonus will be in an amount equal to $0.50 per square foot of gross leasable area leased or re-leased at the Company's properties in any given year, not to exceed 100% of Mr. Bruning's base salary in such year.

     The Named Executive Officers are employed by both the Company and Haagen Property Management, Inc. ("HPMI"). Such executives are compensated by HPMI, which receives a credit for the executives' time allocated to the Company and Alexander Haagen Properties Operating Partnership, L.P. (the "Operating Partnership"). The Company believes that the effective allocation of such executives compensation as among such entities will reflect the services provided by such executives with respect to each entity.

     The Bylaws of the Company provide for indemnification of the officers, directors, employees and agents of the Company pursuant to the Maryland General Corporation Law. The Maryland General Corporation Law permits the indemnification of any officer, director, employee or agent of the Company against expenses and liabilities in any action arising out of such person's activities on behalf of the Company, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or in a manner he had no reasonable cause to believe was unlawful.

STOCK PERFORMANCE GRAPH

The graph below compares cumulative total return of the Company, the S&P 500 Index and the Retail REIT Index(*) from December 31, 1995 to December 31, 1996. The comparison assumes $100 was invested on December 17, 1993 in the Company's Common Stock and each of the foregoing indices and assumes reinvestment of Dividends before consideration of income taxes.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                        PERIOD ENDING
                           12/17/93   06/30/94   12/31/94   06/30/95   12/31/95   6/30/96   12/31/96
                           -------------------------------------------------------------------------
Alex Haagen Pptys           100.00     105.43      97.88      74.99      84.99     93.79     114.01
S&P 500 Total Return        100.00      96.71     101.42     121.92     139.54    153.61     171.44
Retail REITs                100.00     107.93     105.08     109.67     111.63    120.30     150.13

* The Retail REIT Index is a peer group index comprised of the following companies: Agree Realty Corporation, Alexander Haagen Properties, Inc., Arbor Property Trust, Atlantic Realty Trust, Bradley Real Estate, Inc., Burnham Pacific Properties, CBL & Associates Properties, Chelsea GCA Realty, Inc., Commercial Net Lease Realty, Crown American Realty Trust, DeBartolo Realty Corporation, Developers Diversified Realty, EQK Realty Investors, Excel Realty Trust, Inc., FAC Realty, Inc., Federal Realty Investment, First Union Real Estate, First Washington Realty Trust, General Growth Properties, Glimcher Realty Trust, Horizon Group, Inc., HRE Properties, IRT Property Company, JDN Realty Corp., JP Realty, Inc., Kimco Realty Corporation, Kranzco Realty Trust, The Macerich Company, Malan Realty Investors, Inc., Mark Centers Trust, Mid-America Realty Investments, Mid-Atlantic Realty Trust, The Mills Corporation, New Plan Realty Trust, One Liberty Properties, Price REIT, Inc., Prime Retail, Inc., Ramco-Gershenson Properties, Realty Income Corporation, Regency Realty Corp., Royale Investments, Inc., Saul Centers, Inc., Simon DeBartolo Group, Sizeler Property Investors, Tanger Factory Outlet Centers, Taubman Centers, Inc., Urban Shopping Centers, Inc., USP Real Estate Investment, Vornado Realty Trust, Weingarten Realty Investors and Western Investment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to February 25, 1994, the Compensation Committee consisted of Alexander Haagen, Sr., Alexander Haagen III and Seymour Kreshek, each of whom was an executive officer and director of the Company and HPMI. On February 25, 1994, such persons resigned and were replaced by Messrs. Heineman (Chairman), Riedman, and Bradley (who was replaced by Mr. Andrews on February 28, 1997), none of whom is or has been an officer or employee of the Company. The Compensation Committee took no action between December 16, 1993, which was prior to the Company's initial public offering, and February 25, 1994. For a description of the background of each of these individuals, see "Election of Directors." For a discussion of interrelationships involving members of the Compensation Committee or other directors of the Company, see "Certain Relationships and Related Transactions."


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The information set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation and benefit practices of the Company are established and governed by the Compensation Committee, which is made up entirely of Independent Directors. The Compensation Committee establishes the general compensation policy of the Company, approves compensation of the senior executive officers of the Company and administers the Restated Plan and any other stock option or employee benefit plans which may be established by the Company.

     The Company's compensation program will look both to the short and long term, balancing compensation to reward past performance and give incentives for superior performance over the long term. The Compensation Committee will utilize base salary, cash bonuses, stock options and other performance based compensation as part of its program. The Compensation Committee believes in working with management to design compensation structures which will best serve these goals. The Compensation Committee will establish specific compensation policies prior to any future executive compensation determinations.

     The compensation paid to the Company's Chief Executive Officer and other executive officers is consistent with the policies of the Company's current compensation program. The cash salaries paid to Alexander Haagen, Sr., Alexander Haagen III and Charlotte Haagen are substantially less than the salaries paid to the other executive officers because it is believed that such officers' significant equity ownership in the Company currently provides appropriate performance incentives.

     During 1993, the Internal Revenue Code of 1986 was amended to include a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the chief executive officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. Generally, it is the Company's policy to qualify compensation (other than restricted stock) paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions. Based upon the Internal Revenue Service's regulations and the compensation paid to the Company's "covered employees" for the 1996 taxable year, all compensation payable by the Company in 1996 to such covered employees should be deductible by the Company.

     The current Compensation Committee was appointed in February 1994. No executive compensation was paid by the Company for the period from the Company's formation through December 31, 1993. Base salaries and bonus eligibility for 1994, 1995 and 1996 for the Named Executive Officers (except Stuart J.S. Gulland and Steven M. Jaffe), including the Chief Executive Officer, were determined in connection with the Company's initial public offering of Common Stock and the formation of the Company, and not by the Compensation Committee, except that such agreement with Fred Bruning terminated in 1995 and was renegotiated and approved by the Compensation Committee. Such executive compensation will be paid in accordance with the terms of the employment contracts described above. The options to purchase 55,000 shares of Common Stock granted in December 1993 to each of the Named Executive Officers were granted by the Board prior to the initial public offering of the Company's Common Stock, except that Stuart J.S. Gulland's options to purchase 55,000 shares of Common Stock was granted in April, 1995 and Steven M. Jaffe's options to purchase 27,500 shares of Common Stock was granted on February 27, 1997. On August 14, 1995, each of the Named Executive Officers then serving were granted an option to purchase 27,500 shares of Common Stock. On February 27, 1997, each of the Named Executive Officers were granted restricted shares, which vest over a three year period, in the following amounts: Alexander Haagen, Sr.-30,000 shares; Alexander Haagen III-20,000 shares; Charlotte Haagen-10,000 shares; Fred W. Bruning-5,000 shares; Stuart J.S. Gulland-5,000 shares; and Steven M. Jaffe-5,000 shares. Subject to shareholder approval, on February 27, 1997 each Independent Director was granted 1,000 shares of restricted stock which vest over a three-year period. The Compensation Committee believes that significant equity interests in the Company held by the Company's management serve to retain and motivate management.

Date: April 14, 1997                Warner Heineman (Chairman)
                                    R. Bruce Andrews
                                    Fred L. Riedman


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an agreement among the Operating Partnership and certain limited partners that transferred Media City Center, Baldwin Hills Crenshaw Plaza, Empire Center, Montebello Town Square and The City Center (the "Development Properties") to the Operating Partnership such OP limited partners had the right to receive additional partnership units in the Operating Partnership ("OP Units") based upon an increase in net annualized cash flow from the Development Properties between October 31, 1993 and on or before the expiration of the applicable lease-up period for each development property. The increase in net annualized cash flow was based on leases signed by March 31 with the tenant open and paying rent by June 30 of the respective lease-up periods.

     The lease-up period for Montebello Town Square and The City Center expired on March 31, 1995 and resulted in the issuance of an additional 113,506 OP Units to the OP Limited Partners. In connection with this issuance of additional OP Units, all of the leases were executed by March 31, 1995, with tenants paying rent by June 30, 1995, including certain leases where tenants were not open by June 30, 1995. The Independent Directors determined that it was appropriate to issue additional OP Units for all of these leases.

     The lease-up period for Media City Center, Baldwin Hills Crenshaw Plaza and Empire Center expired on March 31, 1996. During the year ended December 31, 1996, the opening of approximately 38,000 square feet of retail and restaurant space at Media City Center, principally comprising a 30,000 square foot Virgin Megastore, and the 57,000 square foot Sony/Magic Johnson Theatres at Baldwin Hills Crenshaw Plaza, represented expansion of the Development Properties not contemplated at the IPO and therefore no additional OP Units were issued in connection with such developments.

     Effective July 1, 1996, 3,242,379 additional OP Units were issued in connection with the final earnout, thereby reducing the Company's interest in the Operating Partnership from 92% to 73.7%. The number of additional OP Units that were issued was based on the increase in net annualized cash flow from new leases signed through March 31, 1996 and open and paying rent by June 30, 1996. Such increases in cash flow were not fully realized until the second and third quarters of 1996. The issuance of additional OP Units in the third quarter of 1996 did not have a dilutive effect on future net income or funds from operations per share. Such leasing plans were based on management's evaluation of current market conditions and the potential of the Development Properties.

     Certain of the Named Executive Officers had a substantial economic interest in such properties and, received additional OP Units as follows: Alexander Haagen, Sr. and Charlotte Haagen, as co-trustees,-2,633,194, Seymour Kreshek-- 163,860, and Fred Bruning--255,666.

     An agreement existed between Baldwin Hills Associates (a predecessor affiliate) and the Community Redevelopment Agency of the City of Los Angeles ("LACRA") in connection with the development of Baldwin Hills Crenshaw Plaza which provided for the LACRA to participate in net cash flows from operations and net sales proceeds. Upon transfer of property to the Operating Partnership, the LACRA's participation rights under the agreement were terminated. No payments under such agreement were made through December 27, 1993. The LACRA and Baldwin Hills Associates have settled a dispute as to the LACRA's portion of the proceeds received by Baldwin Hills Associates upon sale of the property to the Operating Partnership. The settlement has no impact on the Company and is confined to resolution between the LACRA and Baldwin Hills Associates. Certain executive officers and directors of the Company, including Alexander Haagen, Sr., Charlotte Haagen, Seymour Kreshek and Fred Bruning, are partners in Baldwin Hills Associates.

     Under the terms of the current ground lease with respect to Media City Center with the Burbank Agency, the Company is obligated to pay fixed base rent of $1,000 per year. The Burbank Agency was also entitled to receive certain net cash flows from operations and certain net proceeds upon any future sale or transfer of the Property. However, in November 1994, the Company and the Burbank Agency entered into agreements, which (i) terminated the Burbank Agency's rights to participate in net cash flows and net sales or financing proceeds from Media City Center, (ii) eliminated the Burbank Agency's consent rights with respect to encumbrances on the property, and (iii) changed the zoning restrictions on two adjacent parcels to permit retail development on these parcels. In consideration, the Operating Partnership paid $5.0 million to the Burbank Agency. The two adjacent parcels were previously owned by Haagen-Burbank Partnership (a predecessor affiliate), which contributed its rights to such parcels to the Company without remuneration. Under the revised use restrictions, the City of Burbank will permit up to 50,000 square feet of development on the two parcels provided that there is at least one retail tenant of 25,000 square feet of gross leasable area. Certain officers and directors of the Company, including Alexander Haagen, Sr., Charlotte Haagen, Seymour Kreshek and Fred Bruning are partners in Haagen-Burbank Partnership.

     HPMI manages for a fee all of the Company's properties pursuant to Management Agreements dated as of December 27, 1993, except for six (6) properties which HPMI manages pursuant to Management Agreements dated March 14, 1995. HPMI also manages for a fee certain properties not owned by the Company. HPMI received approximately $4,067,000 in executive and property management fees, $2,508,000 in leasing and legal fees and $622,000 in financing and construction fees from the Operating Partnership but realized no material income for the year ended December 31, 1996. The Company is the holder of all of the issued and outstanding non-voting preferred stock of HPMI, with a 95% economic interest therein, and the holders of all of the issued and outstanding voting common stock of HPMI, with a 5% economic interest therein, are Alexander Haagen, Sr., Alexander Haagen III, Charlotte Haagen and Seymour Kreshek, the

Chairman and Chief Executive Officer, Vice Chairman, Vice President, and Former Senior Vice President-Chief Financial Officer of the Company, respectively. As a result, certain conflicts of interest may arise between such officers' duties and responsibilities to the Company and their duties and responsibilities to HPMI. In addition, conflicts of interest may arise over the allocation of management resources between the Company's properties and properties not owned by the Company. To minimize potential conflicts of interest, all significant transactions between the Company and HPMI will be approved by the Independent Directors.

     The Company's headquarters in Manhattan Beach, California are owned by a partnership in which Alexander Haagen, Sr., Charlotte Haagen, Alexander Haagen III and Seymour Kreshek are partners. At the time of the Company's initial public offering, the current lease on the headquarters was assigned from The Alexander Haagen Company, Inc. to HPMI, which subleases space to the Company and the Operating Partnership. The terms of the lease and the sublease were not negotiated on an arms' length basis, however, the Company believes that the terms of such leases are at least as favorable as those that could be attained for similar space from third parties. HPMI paid $399,509 pursuant to such lease for the year ended December 31, 1996.

                              INDEPENDENT AUDITORS

     Deloitte & Touche L.L.P. audited the Company's financial statements for the fiscal year ended December 31, 1996, and has been the Company's independent auditors since June 1992. The Board of Directors has selected Deloitte & Touche L.L.P. to serve as independent auditors for the Company for the fiscal year ending December 31, 1998. A representative of Deloitte & Touche L.L.P. is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so, and it is expected that such representative will be available to respond to appropriate questions from the stockholders at the Annual Meeting.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 1998 ANNUAL MEETING

     Any stockholder intending to submit to the Company a proposal for inclusion in the Company's proxy materials relating to the 1998 Annual Meeting must submit such proposal so that it is received by the Company no later than December 5, 1997.


                                 OTHER MATTERS

     The Company is not aware of any matters that may be presented for action by the stockholders at the Annual Meeting other than those set forth above. If any other matter shall properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

     The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 1996, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, AT 3500 SEPULVEDA BOULEVARD, MANHATTAN BEACH, CALIFORNIA 90266.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              By Order of the Board of Directors,

                              /s/ STEVEN JAFFE

                              STEVEN JAFFE
                              Secretary

April 14, 1997
Manhattan Beach, California

                                                                       EXHIBIT A


  SECOND AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE
                        PLAN FOR OFFICERS, DIRECTORS AND
              KEY EMPLOYEES OF ALEXANDER HAAGEN PROPERTIES, INC.,
            ALEXANDER HAAGEN PROPERTIES OPERATING PARTNERSHIP, L.P.
                                      AND
                        HAAGEN PROPERTY MANAGEMENT, INC.



          Alexander Haagen Properties, Inc., a Maryland corporation, Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership, and Haagen Property Management, Inc., a California corporation, adopted The 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Alexander Haagen Properties, Inc., Alexander Haagen Properties Operating Partnership, L.P. and Haagen Property Management, Inc., effective December 10, 1993, for the benefit of their eligible employees and directors. Such plan was amended on August 14, 1995 and was amended and restated on February 28, 1996 (such amended and restated plan is hereinafter referred to as the "Plan"). An amendment to the Plan was authorized by a resolution of the Board of Directors of the Company on November 19, 1996 (such amendment to the Plan is hereinafter referred to as the "First Amendment"). The Plan consists of two plans, one for the benefit of the employees and directors of Alexander Haagen Properties, Inc. and one for the employees of Alexander Haagen Properties Operating Partnership, L.P. and the employees and directors Haagen Property Management, Inc.

          As allowed by Section 9.2 of the Plan, this amendment to the Plan (the "Second Amendment") was authorized by a resolution of the Compensation Committee of the Board of Directors of the Company on February 27, 1997, subject to and effective upon stockholder approval. This Second Amendment, together with the Plan and the First Amendment to the Plan, constitutes the entire Plan as amended to date.

          1. Section 1.35 of the Plan is hereby amended to read in its entirety as follows:

          1.35  Restricted Stockholder
                ----------------------

          "Restricted Stockholder" shall mean an Employee or Independent Director to whom Restricted Stock has been awarded under this Plan.

          2. Section 2.1(a) of the Plan is hereby amended and restated in its entirety as follows:

                (a) The shares of stock subject to Options or Restricted Stock Awards shall be Common Stock, initially shares of the Company's common stock, par value $.01 per share, as presently constituted, and the aggregate number of such shares which may be issued upon exercise of such Options or upon any such awards under the Plan shall not exceed 1,350,000, (which amount includes the original 850,000 shares authorized to be issued upon exercise of such Options or upon any such awards under the Plan and an additional 500,000 shares authorized to be issued upon exercise of such Options or upon any such awards under the Plan by a resolution of the Committee on February 27, 1997). The shares of Common Stock issuable upon exercise or grant of an Option, or as Restricted Stock, may be either previously authorized but unissued shares or treasury shares.

          3. Article VI of the Plan is hereby amended and replaced in its entirety as follows:

                                   ARTICLE VI

                           AWARD OF RESTRICTED STOCK

          6.1    Eligibility
                 -----------

          Subject to the Award Limit and the Ownership Limit, Restricted Stock may be awarded to any Employee whom the Committee, pursuant to Section 3.4(a)(i), determines is a key Employee and to any Independent Director as the Board, in its sole and absolute discretion, and subject to applicable limitations of this Plan, deems appropriate. Subject to the Award Limit and the Ownership Limit, each Independent Director shall also be eligible to be awarded Restricted Stock at the time and in the manner set forth in Section 6.2(d) of this Plan.

          6.2    Award of Restricted Stock
                 -------------------------

          (a) The Committee (or the Board in the case of Independent Directors) may from time to time, in its sole and absolute discretion:

              (i) Select from among the Independent Directors and key Employees (including Independent Directors and Employees to whom Options have previously been granted and/or shares of Restricted Stock have previously been issued) such of them as in its opinion should be awarded Restricted Stock; and

              (ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with this Plan.

          (b) The Committee (or the Board in the case of Independent Directors) shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par
       --------  -------
value of the Common Stock to be purchased, unless otherwise permitted by applicable state law; provided, further, that the purchase price of each share
                      --------  -------
of Restricted Stock awarded to an Independent Director pursuant to Section 6.2(d) of the Plan shall be $.01 per share. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

          (c) Upon the selection of a key Employee or Independent Director to be awarded Restricted Stock, the Committee (or the Board in the case of Independent Directors) shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate; provided, however, that each share of restricted stock
                      --------  -------
awarded to an Independent Director pursuant to Section 6.2(d) of the Plan shall be subject to the restrictions set forth in Section 7.4(b) of the Plan.

          (d) On February 27, 1997, subject to stockholder approval and the Award Limit and the Ownership Limit, each then current Independent Director shall automatically be granted 1,000 shares of Restricted Stock (subject to adjustment as provided in Section 9.3).

          4. Article VII is hereby amended and replaced in its entirety as follows:

                                  ARTICLE VII

                           TERMS OF RESTRICTED STOCK

          7.1    Restricted Stock Agreement
                 --------------------------

          Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the Restricted Stockholder and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board in the case of Independent Directors) shall determine, consistent with this Plan.

          7.2    Consideration to the Company
                 ----------------------------

          As consideration for the issuance of Restricted Stock, in addition to payment of any purchase price, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to remain in the employ of the Company, Company Subsidiary, HPMI, an HPMI Subsidiary, the Operating Partnership or an Operating Partnership Subsidiary (or to serve as an Independent Director of the Company) for a period of at least one year after the Restricted Stock is issued (or such shorter period as may be fixed in the Restricted Stock Agreement or by action of the Committee (or the Board in the case of Independent Directors) following grant of the Restricted Stock) or until the next annual meeting of the stockholders of the Company, in the case of an Independent Director. Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Stockholder any right to continue in the employ of the Company, any Company Subsidiary, HPMI, any HPMI Subsidiary, the Operating Partnership or any Operating Partnership Subsidiary or as a director of the Company or shall interfere with or restrict in any way the rights of the Company, any Company Subsidiary, HPMI, any HPMI Subsidiary, the Operating Partnership or any Operating Partnership Subsidiary, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without good cause.

          7.3    Rights as Stockholders
                 ----------------------

          Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Restricted Stockholder shall have, unless otherwise provided by the Committee (or the Board in the case of Independent Directors), all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the sole and absolute discretion of the Committee (or
--------  -------
the Board in the case of Independent Directors), any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4(a) or 7.4(b), as applicable. All shares of Restricted Stock shall be subject to the restrictions on ownership and transfer set forth in the Company's Amended and Restated Charter.

          7.4    Restriction
                 -----------

          (a) All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee (or the Board in the case of Independent Directors) shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, unless the Committee (or
                            --------  -------
the Board in the case of Independent Directors) otherwise provides in the terms of the Restricted Stock Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the Restricted Stock was issued; and provided,
                                                                    --------
further, that by action taken after the Restricted Stock is issued, the
-------
Committee (or the Board in the case of Independent Directors) may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

          (b) Notwithstanding any provision of this Section 7.4 to the contrary, each share of Restricted Stock awarded to an Independent Director pursuant to Section 6.2(d) of the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the following restrictions until such restrictions lapse in accordance with
Section 7.4(c): Neither the Restricted Stock nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, subject to the Ownership Limit (as defined in the organizational documents of the Company), such restrictions shall not prevent transfers by will or by the applicable laws of descent and distribution. Restricted Stock may not be sold or encumbered until all restrictions are terminated, expire or lapse.

          (c) Notwithstanding any provision of this Section 7.4 to the contrary, the restrictions imposed pursuant to Section 7.4(b) on each share of Restricted Stock awarded to an Independent Director pursuant to Section 6.2(d) of the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall lapse in the following cumulative installments: (i) such restrictions shall lapse with respect to 333 of such shares on February 27, 1998, provided that the Independent Director has not had a Termination of Directorship prior to such date, (ii) such restrictions shall lapse with respect to 333 of such shares on February 27, 1999, provided that the Independent Director has not had a Termination of Directorship prior to such date, and (iii) such restrictions shall lapse with respect to 334 of such shares on February 27, 2000, provided that the Independent Director has not had a Termination of Directorship prior to such date.

          (d) Unless provided otherwise by the Committee (or the Board in the case of Independent Directors), if no consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder's rights in unvested Restricted Stock shall lapse upon Termination of Employment or Termination of Directorship.

          7.5    Repurchase of Restricted Stock
                 ------------------------------

          The Committee (or the Board in the case of Independent Directors) shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment or Termination of Directorship for any reason at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that in
                                                      --------  -------
the sole and absolute discretion of the Committee (or the Board in the case of Independent Directors) provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment or Termination of Directorship without cause, or following a change in control of the Company or because of the Restricted Stockholder's retirement, death or disability, or otherwise.

          7.6    Escrow
                 ------

          The Secretary of the Company or such other escrow holder as the Committee (or the Board in the case of Independent Directors) may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

          7.7    Legend
                 ------

          In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee (or the Board in the case of Independent Directors) shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

          7.8    Section 83(b)
                 -------------

          A Restricted Stockholder may not make an election under Section 83(b) of the Code or any other analogous state or local law, regulation or other provision with respect to the receipt of any share of Restricted Stock.

          5. Sections 1.17, 9.3 (except 9.3(b)(iii)), 9.5 and 9.7 of the Plan are hereby amended to replace the parenthetical "(or the Board, in the case of Options granted to Independent Directors)" set forth therein with the parenthetical "(or the Board, in the case of Options and Restricted Stock granted to Independent Directors)."

          6. The third sentence of Section 8.2 is hereby amended to read in its entirety as follows:

          "Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options and Restricted Stock granted to Independent Directors."

          7. The reference to "Section 7.4" in Section 9.3(b)(vi) is hereby amended to refer instead to "Section 7.4(d)."

          8. The first sentence of Section 9.3(b)(vii) is hereby amended to read in its entirety as follows:

          None of the foregoing discretionary terms of this Section 9.3(b) shall be permitted with respect to Options granted under Section 3.4(d) to Independent Directors and Restricted Stock granted to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3.

     Executed at Manhattan Beach, California, this ____ day of __________, 1997.


                                      By
                                        ----------------------------------
                                                  President



                                      By
                                        ----------------------------------
                                                  Secretary

                       ALEXANDER HAAGEN PROPERTIES, INC.

P                ANNUAL MEETING OF STOCKHOLDERS--MAY 15, 1997
R
O         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y The undersigned stockholder of Alexander Haagen Properties, Inc. does hereby nominate, constitute and appoint Alexander Haagen III and Steven Jaffe or either of them, the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on March 31, 1997 at the Annual Meeting of Stockholders to be held at The Radisson Hotel, Suite 236, 1400 Parkview Avenue, Manhattan Beach, California, on May 15, 1997 or at any adjournment thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.

                                                                     -----------
           CONTINUED AND TO BE SIGNED ON REVERSE SIDE.               SEE REVERSE
                                                                         SIDE
                                                                     -----------

[X] Please mark votes as in this example.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S THREE NOMINEES AS DIRECTORS AND FOR THE APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED BY THE FIRST AND SECOND AMENDMENTS THERETO.

1.   Election of Directors:

NOMINEES  Alexander Haagen, Sr.,
          James C. Hankla
          and Fred L. Riedman

          FOR    AGAINST

          [_]      [_]

[_] __________________________________
For all nominees except as noted above

2. Approval of the Amended and Restated 1993 Stock Option and Incentive Plan, as amended by the First and Second Amendments thereto

          FOR    AGAINST

          [_]      [_]


PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   Mark here for address change
   and note below [_]


The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 14, 1997 and the Proxy Statement furnished therewith.

NOTE: Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.


Signature: ______________________________ Date: _________________

Signature: ______________________________ Date: _________________